EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, Mary Dridi, Executive Vice President and Chief Financial Officer of webMethods, Inc., have executed this certification in connection with the filing with the Securities and Exchange Commission of the registrant’s Amendment No. 2 to Form 10-K for the fiscal year ended March 31, 2004. I certify that:

1.	I have reviewed this Amendment No. 2 to Form 10-K of webMethods, Inc.;

2.	Based on my knowledge, this Amendment No. 2 to Form 10-K does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 2 to Form 10-K;

3.	Based on my knowledge, the financial statements, and other financial information included in this Amendment No. 2 to Form 10-K, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Amendment No. 2 to Form 10-K;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Amendment No. 2 to Form 10-K is being prepared;

(b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this Amendment No. 2 to Form 10-K our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this Amendment No. 2 to Form 10-K based on such evaluation; and

(c)	disclosed in this Amendment No. 2 to Form 10-K any change in the registrant’s internal controls over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal controls over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons fulfilling the equivalent function):

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: February 14, 2005

/s/ MARY DRIDI

	Name:	Mary Dridi
	Title:	Executive Vice President and
Chief Financial Officer